Exhibit 99.2

ALTEC LANSING TECHNOLOGIES, INC.
CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

ALTEC LANSING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

June 30,
(in thousands, except per share data)	2005

ASSETS
Current assets:
Cash	$4,537
Accounts receivable, net of allowances of $6,790	12,731
Inventories	21,192
Deferred income taxes	2,548
Prepaid expenses and other current assets	2,245
Total current assets	43,253

Property, plant, and equipment at cost, net	6,756
Other assets	176
Trademark	12,502
Total assets	$62,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$17,195
Accrued expenses	4,594
Current maturities of long-term debt	177
Current maturities of capital lease liabilities	274
Total current liabilities	22,240

Long-term debt	6,857
Notes payable to stockholders	2,500
Capital lease liabilities	67
Other long-term liabilities	1,296
Minority interest	170
Deferred tax liabilities	4,580
Total liabilities	37,710

Stockholders’ equity:
Capital stock:
Series A convertible preferred stock, par value $.01: authorized 7,500,000 shares; 5,766,000 shares issued and outstanding (aggregate liquidation preference of $7,000)	-
Preferred stock, par value $.01: authorized 5,000,000 shares; none issued or outstanding	-
Common stock, par value $.01: authorized 50,000,000 shares; 6,500,000 shares issued and outstanding	65
Additional paid-in capital	12,528
Unearned compensation	(329)
Retained earnings	12,713
Total stockholders’ equity	24,977
Total liabilities and stockholders’ equity	$62,687

See accompanying notes.

ALTEC LANSING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

(in thousands)	Six months ended June 30
	2005	2004

Net sales	$68,282	$48,039
Cost of sales	41,171	34,072
Gross profit	27,111	13,967

Selling, general, and administrative expenses	12,163	8,845
Research and development	3,218	2,403
	15,381	11,248
Operating income	11,730	2,719

Interest expense	610	754
Other	535	182
Income before income taxes	10,585	1,783

Income tax (expense) benefit	(4,002)	293
Net income	$6,583	$2,076

See accompanying notes.

ALTEC LANSING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

(in thousands)	Six months ended June 30
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,583	$2,076
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for allowances on accounts receivable	(262)	(304)
Provision for losses on inventory	1,019	240
Stock compensation	1,390	-
Depreciation and amortization	1,065	1,427
Deferred tax	-	(293)
Changes in assets and liabilities:
Accounts receivable	10,195	3,205
Inventories	(5,857)	(3,828)
Prepaid expenses and other assets	(600)	134
Accounts payable, accrued expenses, and other liabilities	(3,393)	(2,205)
Net cash provided by operating activities	10,140	452

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,134)	(644)
Net cash used in investing activities	(1,134)	(644)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments) proceeds under line of credit	(8,110)	3,221
Principal payments on long-term debt	(341)	(348)
Payments on capital lease obligations	(135)	(75)
Net cash (used in) provided by financing activities	(8,586)	2,798
Net increase in cash	420	2,606

Cash at beginning of period	4,117	1,739
Cash at end of period	$4,537	$4,345

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$527	$433
Cash paid for income taxes	$4,332	$14
Assets acquired under capital lease obligations	$192	$-

See accompanying notes

ALTEC LANSING TECHNOLOGIES, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
(Dollars in thousands)

1.	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S.) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the U.S. These condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments), which are in the opinion of management, necessary for a fair presentation of the results for the interim periods. Interim results are not necessarily indicative of results that may be expected for the full year.

2.	INVENTORIES

Inventories consist of the following as of June 30, 2005:

Raw materials	$1,850
Work-in-progress	351
Finished goods	18,991

3.	STOCK OPTIONS

The Company applies Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, together with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, as permitted under SFAS No. 123, in accounting for its stock option plans. Accordingly, the Company uses the intrinsic value method to measure the costs associated with the granting of stock options to employees and this cost is accounted for as compensation expense in the consolidated statements of operations over the option vesting period or upon meeting certain performance criteria. In accordance with SFAS No. 123, the Company discloses the fair values of stock options issued to employees. Fair values of stock options are determined using the Black-Scholes option-pricing model. Pro forma disclosures as if compensation expense had been recognized for options granted in 2002 and 2001 in compliance with SFAS No. FAS 123 and SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, are not presented, as such effects are not material to the results of operations in 2005.

4.	LONG-TERM DEBT

The Company’s long-term debt is summarized as follows as of June 30, 2005:

ALTEC LANSING TECHNOLOGIES, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
(Dollars in thousands)

Revolving credit line	$5,006

Mortgage note, payable in monthly installments of $8 through September 2016, including interest at a variable rate (5.25% at June 30, 2005); secured by real property	788

Mortgage note, payable in monthly installments of $19 through June 2020, including interest at a variable rate that is set every three years (7.5% at June 30, 2005); secured by real property	1,189

Mortgage note, payable in monthly installments of $1 through July 2016, including interest at a variable rate (5.25% at June 30, 2005); secured by real property	51
7,034
Less current maturities	177
$6,857

5.	INCOME TAXES

For the six months ended June 30, 2005 and 2004, we recorded income tax expense (benefit) of $4,002 and $(293) at effective rates of 37.81% and (16.43%), respectively. The Company’s effective tax rate for the six months ended June 30, 2004 is due to the Company’s release of certain valuation allowance against Federal and state net operating losses.

6.	GEOGRAPHIC INFORMATION

Information about the Company’s operations in the United States and other countries is as follows as of June 30, 2005 and for the six months ended June 30, 2005 and 2004:

ALTEC LANSING TECHNOLOGIES, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
(Dollars in thousands)

	Six months ended June 30,
Net sales	2005	2004

United States	$55,807	$34,848
Asia	12,475	13,191
Consolidated	$68,282	$48,039

	June 30,
Identifiable assets	2005

United States	$54,118
Asia	8,569
Consolidated	$62,687

Identifiable assets are those assets of the Company that are identified with the operations in each geographic area.

7.	STOCK INCENTIVE PLAN

On November 8, 2001, the Company entered into a Stock Award Agreement with an executive. Per the Agreement, the Company issued 500,000 shares of Company common stock. The shares are subject to several vesting and forfeiture provisions, including time-based and performance conditions. The total compensation expense recorded for the six months ended June 30, 2005 and 2004 was $1,390 and $0, respectively and is included in Selling, general, and administrative expenses in the accompanying Consolidated Statement of Operations. As of June 30, 2005, 250,000 of these shares have vested, with the remaining 250,000 considered probable of vesting in 2005.

8.	SALE OF BUSINESS

On July 11, 2005, the Company entered into a definitive Agreement and Plan of Merger with Plantronics, Inc. under which Plantronics will acquire all of the Company’s issued and outstanding stock for $166 million. The transaction is expected to close in August 2005.